Exhibit 99.3

MICT Q3 2020 Earnings Call

November 19, 2020

9:00 a.m. EDT

Operator:

Thank you. Good morning and thank you for calling in to review MICT’s Third Quarter 2020 results. Management will provide an overview of the results.

Importantly, there is a slide presentation which management will use during their overview. This presentation can be found on the Investor Relations section of the company’s website, www.mict-inc.com, under Events and Presentations.

I will now take a brief moment to read the Safe Harbor statement. During the course of this call, management will express certain implied forward-looking statements within the Private Securities Litigation Reform Act of 1995 and other U.S. federal securities laws. These forward-looking statements include, but are not limited to those statements regarding our growth opportunities (whether organic growth or strategic acquisitions), future business and financial results relating to timing of and revenues and margins achieved in the Fintec business, the potential size and demands in the markets in which we operate and Micronet's future ability to generate its revenues based on currents leads and pilots. . Such forward-looking statements and their implications involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to differ materially from those projected. The forward-looking statements contained in this presentation are subject to other risks and uncertainties including those discussed in the risk factor section and elsewhere in the company’s annual report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission.

On the call this morning, we have Darren Mercer, Chief Executive Officer and board member of MICT, and Arie Rand, CFO of MICT. Again, a reminder that management will be referring to a slideshow presentation that can be accessed via the Investor Relations section of the company’s site

We will start with an opening message from Darren our CEO who will give an overview of business developments for the three months, ended September 30, 2020. Then, we will move to review the numbers with Arie our CFO. I will now turn the call over to Darren, who will begin the presentation on slide 3. Please go ahead, Darren.

Darren Mercer:

Slide 3	Thank you, good morning everyone.

We are very pleased on the completion of the acquisition of 100% of Global Fintech Holding Intermediate (GFHI) giving us ownership of the platforms, technology and businesses that GFHI has built in the global fintech space, with the initial focus on China’s burgeoning fintech market. We closed on $15 million in funding tied to GFHI acquisition.

In November, we closed on an additional $25 million through a registered direct offering. Our current significant cash balance enables the Company to accelerate its immediate and significant growth opportunities in both the insurance and stock trading divisions.

We’ve recruited and still in the process of recruiting top class operational and management teams for both our insurance and stock trading divisions and making significant progress in our strategy of leveraging our technology and platforms, combining anticipated organic growth of our business along with strategic acquisitions.

Slide 4	Turning now to slide 4, we will review the developments in our insurance business.

We are planning to launch our online insurance platform in December 2020 using and supported by management team assembled from China's largest insurance companies. This large team of industry leading professionals including the CEO, COO, CTO each of whom have 10-20 years’ experience delivering significant revenues at very profitable insurance businesses in China.

We’ve incentivized the team vis a vis our target to produce annual gross margins in excess of $10 million in year 1 on revenues of more than $250 million and to deliver upon significantly higher targets in year 2 and 3.

We estimate China's market for insurance products is in its early stages of development and is already the 2nd second largest market in the world and forecasted to overtake the U.S. by the mid-2030s. Online insurance premiums in China are forecasted to grow 41% per annum between 2019 to 2024. By 2032, total insurance premiums in China are estimated to reach $2.36 trillion, overtaking the U.S. market by almost $1 trillion.

Slide 5	Let’s turn to slide 5 for a review of our stock brokerage business.

GFHI’s significant database of active users and its ready-to-launch app-based technology platform are set to integrate a Hong Kong brokerage firm licensed to transact in substantial markets including Hong Kong, the U.S. and China, including China A-Shares.

We acquired an initial 9% stake in the Hong Kong securities and investments firm, with the balance of 91% to be acquired upon receipt of regulatory approval. The total purchase price is $3 million for 100% of the firm, which currently has approximately $2.1 million in cash and equivalents on its balance sheet.

We aim to be a significant player in the fast-growing retail investor market in China. Online stock trading volumes in China reached nearly $2 trillion in 2019, and is expected to continue to climb significantly in the foreseeable future. With strong technology, an excellent management team, and a significant database, MICT is well poised to benefit from this burgeoning market, with revenues expected to start shortly after approval from Hong Kong Securities and Futures Commission to complete the acquisition.

Slide 6	On Slide 6 we will review the developments in our Micronet Ltd business.

Following our acquisition of more than 50% ownership in the outstanding ordinary shares of Micronet Ltd in June 2020, in accordance with U.S. GAAP, MICT is reporting the revenues and financial results of Micronet Ltd in the third quarter of 2020.

We are supportive of Micronet Ltd transitioning its business from stand alone hardware sales to a higher margin recurring revenue model with sale of Artificial Intelligence (AI) and Software-As-A-Service (SAAS) based products. SmartCam is now being piloted with numerous customersany one of which may result in substantial contracts that may materially impact the business. SmartCam integrates advanced software and AI functionality to serve the fastest growing segment of the estimated $45 billion global telematics market.

Micronet Ltd received its first important order for SmartCam following a successful pilot trial with a leading global telematics provider. As this customer is a major telematics provider, this order may lead to substantial orders in 2021. Additionally, Micronet Ltd received initial orders for and Smart Hub and SmartTab 8 tablets from one of the largest automotive OEM truck manufacturers in Europe. This brings significant revenue potential from a broader commercial agreement that Micronet Ltd is negotiating and plans to sign with this new OEM customer. This marks Micronet’s entry into the OEM automotive manufacturer market, opening opportunities to sell directly to OEMs in addition to its current distribution channels through telematics service providers.

Slide 7	On Slide 7, we will go over topline financial results for the third quarter.

As a reminder, between February 24, 2019 and June 23, 2020 MICT held less than 50% ownership of Micronet’s outstanding ordinary shares, and therefore did not include Micronet’s financial results during that time in its consolidated financial statements based on U.S. generally accepted accounting practices (GAAP).

Revenues were $349,000 in Q3 2020 as compared to $0 in Q3 2019.

Gross profit was $2,000 in Q3 2020 as compared to $0 in Q3 2019.

Research and development (R&D) expense was $230,000 in Q3 2020 as compared to $0 in Q3 2019.

Selling, general and administrative (SG&A) expense in Q3 2020 was $4.96 million as compared to $501,000 in Q3 2019.

Net loss attributable to MICT was $14.15 million in Q3 2020 as compared to $1.2 million in Q3 2019.

As of September 30, 2020, MICT had $18.6 million in cash.

I will now turn the call to Arnie for a more detailed financial review.

Arie Rand:

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Slide 8	Thank you Darren and good morning everyone. The next slide illustrates the revenues for the three and nine months ended September 30, 2020 as compared to the same period in 2019.

As a reminder, MICT’s financial results for the nine months ended September 30, 2019 reflect Micronet, Ltd. revenues for the months of January 2019 and February 2019 only.

Revenues were $349,000 in Q3 2020 as compared to $0 in Q3 2019.

Revenue for nine months ended September 30, 2020 were $349,000 compared to $477,000 in the same period of 2019.

Slide 9	Slide 9 provides a more detailed breakdown of the third quarter and nine months ended September 30, 2020 as compared to the 2019 numbers.

Total operating expenses in Q3 2020 were $6 million as compared to $501,000 in Q3 2019. Loss from operations was $6 million in Q3 2020 as compared to a loss from operations of $501,000 in Q3 2019. Net loss attributable to MICT in Q3 2020 was $14.2 million or $0.61 per basic and diluted share, as compared to a net loss of $1.2 million or $0.11 per basic and diluted share in Q3 2019.

Slide 10	Turning to slide 10, we provide non-GAAP results for the third quarter.

Total non-GAAP net loss attributable to MICT in Q3 2020 was $1. 6 million as compared to $1.2 million in Q3 2019. On a per share basis, non-GAAP net loss attributable to MICT in Q3 2020 was $0.07 per basic and diluted share as compared to a non-GAAP net loss of $0.11 per basic and diluted share Q3 2019.

Slide 11	On slide 11, we provide non-GAAP results for the nine months ended September 30, 2020.

Total non-GAAP net loss attributable to MICT for the nine months ended September 30, 2020 was $2.5 million as compared to $3.2 million in the same period of 2019. On a per share basis, non-GAAP net loss attributable to MICT for the nine months ended September 30, 2020 was $0.16 per basic and diluted share as compared to a non-GAAP net loss of $0.30 per basic and diluted share in the same period of 2019.

Slide 12	Turning to slide 12, on our balance sheet we have $18.6 million in cash and cash equivalents, $1.1 million in bank and other debt, $16.1 million in net working capital, and $52.8 million in shareholders' equity as of September 30, 2020.

I will now turn the call back to Darren.

Darren:

I’d like to thank our shareholders who overwhelmingly approved our plan to acquire GFHI and enter the fintech market through their proxy votes. The acquisition and funding positions MICT to get to market quickly with our insurance and stock trading platforms. While our revenues in the third quarter represent only our telematics operations, we expect to book our first revenues from our global fintech business before year-end. Significant cash on our balance sheet coupled with the immediate business opportunities at hand position MICT to make rapid progress from the end of this year into next year and beyond. Thank you for getting on the call everyone.

Operator:

Thank you. This concludes MICT INC 3st Quarter 2020 results Conference Call.

Thank you for your participation. You may go ahead and disconnect

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